                                                                    Exhibit 12.1


                             CNB Bancshares, Inc.
               Computation of Consolidated Ratios of Earnings to
                                 Fixed Charges

                                          Three Months
                                         Ended March 31,                     Years Ended December 31,
                                     ---------------------   ---------------------------------------------------------
                                        1998       1997        1997        1996        1995        1994         1993
                                        ----       ----        ----        ----        ----        -----        ----
Excluding Interest on Deposits:

Net income                             $19,582    $17,548    $ 59,874    $ 53,682    $ 52,847     $ 45,954    $ 47,043
Income taxes                             9,003      8,855      29,689      27,013      27,565       23,764      23,229
Fixed charges, excluding
 preferred stock dividends and
 capitalized interest                   18,516     16,630      76,059      53,267      43,085       25,242      20,938
                                       ------------------    ---------------------------------------------------------

(A) Earnings                           $47,101    $43,033    $165,622    $133,962    $123,497     $ 94,960    $ 91,210
                                       ==================    =========================================================

Interest, excluding interest on
 deposits                              $18,516    $16,630    $ 76,059    $ 53,267    $ 43,085     $ 25,242    $ 20,938
Preferred stock dividends                  -          -           -           -           -            -           -
Capitalized interest                       -          -           -           -           -            -           -
                                       ------------------    ---------------------------------------------------------

(R) Fixed charges                      $18,516    $16,630    $ 76,059    $ 53,267    $ 43,085     $ 25,242    $ 20,938
                                       ==================    =========================================================

Consolidated ratios of earnings
 to fixed charges excluding
 interest on deposits (A/B)               2.54       2.59        2.18        2.51        2.87         3.76        4.36
                                       ==================    =========================================================


Including Interest on Deposits:
Net income                             $19,582    $17,548    $ 59,874    $ 53,682    $ 52,847     $ 45,954    $ 47,043
Income taxes                             9,003      8,855      29,689      27,013      27,565       23,764      23,229
Fixed charges, excluding
 preferred stock dividends and
 capitalized interest                   65,792     63,562     267,112     234,496     198,448      146,342     147,194
                                       ------------------    ---------------------------------------------------------

(C) Earnings                           $94,377    $89,965    $356,675    $315,191    $278,860     $216,060    $217,466
                                       ==================    =========================================================

Interest, including interest on
 deposits                               65,792     63,562     267,112     234,496     198,448      146,342     147,194
Preferred stock dividends                  -          -           -           -           -            -           -
Capitalized interest                       -          -           -           -           -            -           -
                                       ------------------    ---------------------------------------------------------

(D) Fixed Charges                      $65,792    $63,562    $267,112    $234,496    $198,448     $146,342    $147,194
                                       ==================    =========================================================

Consolidated ratios of earnings
 to fixed charges including
 interest on deposits (C/D)               1.43       1.42        1.34        1.34        1.41         1.48        1.48
                                       ==================    =========================================================
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